EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hesperos, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in this Amendment No.2 to Registration Statement on Form S-1 (Registration No. 333-266124) of our report dated April 29, 2024, relating to the financial statements of Hesperos, Inc. (the “Company”) as of December 31, 2023 and 2022, and for each of the years then ended, which appears in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ MSL, P.A.
Orlando, Florida
August 8, 2024